UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 11, 2016, Bernard C. Byrd, Jr. notified Sonic Automotive, Inc. (the “Company”) of his resignation, effective that day, from the Company’s board of directors (the “Board”) and from his positions as Chair of the Compensation Committee of the Board (the “Compensation Committee”) and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”). Mr. Byrd’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following his resignation, Mr. Byrd accepted an offer of employment to join the Company in an operations role, with Mr. Byrd’s employment to be effective January 11, 2016.

Effective January 13, 2016, R. Eugene Taylor, a current director of the Company, Vice Chair of the Compensation Committee and a member of the N&CG Committee, was designated as Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: January 15, 2016	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel